SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                             (Date of earliest event
                                   reported):

                                   May 6, 1998

                    ----------------------------------------


                            THERMEDICS DETECTION INC.
             (Exact name of Registrant as specified in its charter)


Massachusetts                   1-12745                           04-3106698
(State or other               (Commission                    (I.R.S. Employer
jurisdiction of               File Number)               Identification Number)
incorporation or
organization)


220 Mill Road
Chelmsford, Massachusetts                                            01824-4178
(Address of principal executive offices)                             (Zip Code)


                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)



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Item 2.  Acquisition or Disposition of Assets

         On May 6, 1998, Thermedics Detection Inc. (the "Company") acquired Orion Research Inc. ("Orion Research"), a wholly owned subsidiary of Thermedics Inc. ("Thermedics"), in exchange for the right to receive 5,961,225 shares of the Company's common stock. Orion Research manufactures electrode-based chemical-measurement products that determine the quality of a wide variety of substances by measuring components, such as pH, ion, dissolved oxygen, and conductivity levels. These products are used in the agricultural, biomedical research, food-processing, and pharmaceutical industries. In 1997, Orion Research's revenues and net income were $53,054,000 and $6,437,000, respectively.

         The acquisition was made pursuant to an Agreement and Plan of Reorganization dated as of May 6, 1998 (the "Agreement"), among the Company, Orion Acquisition Inc., a wholly owned subsidiary of the Company ("Acquisition"), Thermedics and Orion Research. Under the terms of the
Agreement, (i) Acquisition will merge with and into Orion Research, (ii) outstanding shares of Orion Research's common stock will be cancelled and converted into the right to receive 5,961,225 shares of the Company's common stock, (iii) each outstanding share of Acquisition's common stock will be cancelled and converted into one share of the common stock of Orion Research, and (iv) Orion Research will become a wholly owned subsidiary of the Company.

         The shares of the Company's common stock to be issued in connection with the acquisition will be so issued as soon as such shares are listed for trading upon the American Stock Exchange, Inc. The exchange requires that the listing be approved by the holders of a majority of the Company's outstanding shares present and voting at a shareholders' meeting. The meeting is expected to be held before the end of fiscal 1998. Thermedics has agreed to vote all of the shares of the Company's common stock held by it as of the record date of the meeting in favor of the listing of the Company's shares and all matters related thereto. Before giving effect to the issuance of the shares to be issued pursuant to the Agreement, Thermedics owned approximately 77% of the outstanding common stock of the Company. Giving effect to the issuance of such shares, Thermedics owns approximately 84% of such outstanding common stock.

         The consideration to be paid for Orion Research was based on the Company's determination of the fair market value of Orion Research's business. Based on the average of the closing prices of the Company's common stock as reported on the American Stock Exchange for the five trading days ending on April 13, 1998 (the date preceding the Company's announcement of its intention to acquire Orion Research), the shares to be issued to Thermedics had a value of $65,800,000 prior such announcement.

         Because the Company and Orion Research were deemed for accounting purposes to be under control of their common majority owner, Thermedics, the transaction has been accounted for at historical cost in a manner similar to a pooling of interests. Accordingly, the Company's financial statements (including the financial statements included as part of the Company's Quarterly Report on Form 10-Q for the quarter ended April 4, 1998) include the results of Orion Research from December 1, 1995, the date Orion Research was acquired by Thermedics, and the shares issuable subject to listing on the Exchange have been deemed outstanding from that date.

         The Company has no present intention to use Orion Research's assets for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will review Orion Research's business and assets, corporate structure, capitalization, operations, properties, policies, management and personnel and, upon completion of this review, may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to such business.

     Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits
             (a) Financial Statements of Business Acquired: Information meeting the requirements of this Item 7(a) will be filed by amendment within the time period permitted by
                         Item 7(a)(4) of Form 8-K.

             (b)         Pro Forma  Combined  Condensed  Financial  Information:
                         Information meeting the requirements of this Item 7(b) will be filed by amendment within the time period permitted by Item 7(a)(4) of Form 8-K.

             (c)         Exhibits

                         2. Agreement and Plan of Reorganization dated as of May 6, 1998 by and among the Company, Orion Acquisition Inc., Thermedics Inc., and Orion Research Inc. (filed as Exhibit 2.3 to the Company's Quarterly Report on Form 10-Q and incorporated herein by reference).



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 20th day of May, 1998.


                                                THERMEDICS DETECTION INC.


                                                 By: /s/ Melissa F. Riordan
                                                 Melissa F. Riordan
                                                 Treasurer